EXHIBIT 15.1

[Letterhead of Maples and Calder]

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Email	Charmaine.chow@maples.com

Fanhua Inc.

60/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

April 25, 2023

Dear Sirs

Re: Fanhua Inc. (the “Company”)

We consent to the reference to our firm under the headings “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” and “Item 16G. Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the United States Securities and Exchange Commission in the month of April 2023.

We further consent to the incorporation by reference of the summary of our opinion under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” and “Item 16G. Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, into the Company’s Registration Statement on Form S-8 (No. 333-151271), dated May 30, 2008, pertaining to the Company’s Share Incentive Plan.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP